UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2018

JMP Group LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36802	47-1632931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100, San Francisco, California 94111
(Address of Principal Executive Offices, including zip code)

415-835-8900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On October 31, 2018, a wholly owned subsidiary of JMP Group LLC (the “Company”), JMP Group Inc. (“Tenant”), entered into a Third Amendment to Office Lease (the “Amendment”) with Transamerica Pyramid Properties, LLC (“Landlord”) covering the Company’ offices located at 600 Montgomery Street, San Francisco, California 94111 (the “Building”). The Amendment amends the Transamerica Pyramid Office Lease between Landlord and Tenant dated as of August 10, 2011, as amended the (“Lease”).

Pursuant to the Amendment, Tenant and Landlord have agreed to extend the lease term for the Company’s offices on the 10th and 11th floor of the Building for five years commencing on June 30, 2019 and expiring on June 30, 2024 and Tenant has agreed to surrender the offices occupied by the Company located on the seventeenth (17th) floor of the Building on or before June 30, 2019.

Tenant has agreed to pay base monthly rent of $226,848.00 to Landlord for the rental period between July 1, 2019 through June 30, 2020; base monthly rent of $233,653.44 for the rental period between July 1, 2020 through June 30, 2021; base monthly rent of $240,663.04 for the rental period between July 1, 2021 through June 30, 2022; base monthly rent of $247,882.93 for the rental period between July 1, 2022 through June 30, 2023; and base monthly rent of $255,319.42 for the rental period between July 1, 2023 through June 30, 2024.

Tenant has the right and option to extend the term of the Lease (as extended by the Amendment) for one three (3) year term.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP Group LLC

Date: November 1, 2018	By:	/s/ Raymond Jackson
Raymond Jackson
Chief Financial Officer